                                                                     EXHIBIT 5.1

                              ATLAS PEARLMAN, P.A.
                    350 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301


                                                                  March 13, 2002

Metropolitan Health Networks, Inc.
500 Australian Avenue South, Suite 1000
Boca Raton, Florida 33401

     RE: REGISTRATION STATEMENT ON FORM SB-2; METROPOLITAN HEALTH NETWORKS, INC. (THE "COMPANY")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of 4,024,778 shares of Common Stock, $.001 par value ("Common Stock").

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation and Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Common Stock, Equity Line Shares and Underlying Securities and related matters; (iii) the Registration Statement and the exhibits thereto; and (iv) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing, we are of the opinion that the Common Stock has been duly and validly authorized and when issued and paid for in accordance with their terms will be fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in with the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

         Certain principals of Atlas Pearlman, P.A. own in the aggregate 113,073 shares of Common Stock of the Company, and options to purchase 100,000 shares of Common Stock of the Company.


                                                      Sincerely,


                                                      /s/ Atlas Pearlman
                                                      ATLAS PEARLMAN, P.A.